UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 21, 2009

CenturyTel, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	1-7784	72-0651161
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 CenturyTel Drive
Monroe, Louisiana	71203
(Address of principal executive offices)	(Zip Code)

(318) 388-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 21, 2009, we completed our previously-announced underwritten sale of $650 million of our debt securities, consisting of $400 million aggregate principal amount of our 7.60% Senior Notes, Series P, due 2039 and $250 million aggregate principal amount of our 6.15% Senior Notes, Series Q, due 2019 (collectively, the “Notes”). The net proceeds to us from the sale of the Notes, after deducting the Underwriters’ discount but excluding expenses, were approximately $644.4 million.  The Notes are governed by and were issued pursuant to the Fifth Supplemental Indenture dated as of September 21, 2009 to Indenture dated March 31, 1994, between us and Regions Bank, as trustee.   A copy of the Fifth Supplemental Indenture, including the forms of Notes, is filed as Exhibit 4.1 to this Report.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

1.1*	Underwriting Agreement, dated September 14, 2009, by and among us and the underwriters.

1.2*	Price Determination Agreement, dated September 14, 2009, by and among us and the underwriters.

4.1	Fifth Supplemental Indenture, dated as of September 21, 2009, to Indenture dated March 31, 1994, by and between us and Regions Bank, as trustee.

4.2	Form of the Notes (included in Exhibit 4.1 above).

5.1	Opinion of Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P.

* Incorporated by reference to Exhibits 1.1 and 1.2 to our Current Report on Form 8-K filed on September 16, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURYTEL, INC.

By: /s/ Neil A. Sweasy
Neil A. Sweasy
Vice President and Controller
Dated: September 22, 2009